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                                                                     Ex. 5 & 23a

                        KAUFMAN GOLDSTEIN & GARTNER, P.C.
                               342 MADISON AVENUE
                          NEW YORK, NEW YORK 10173-0239

                Telephone (212)490-6080; Telefax: (212) 972-0239


                                 August 13, 1998

Astrex, Inc.
205 Express Street
Plainview, New York 11803

                        Re: Registration Statement on Form S-2


Gentlemen:

         We have acted as special counsel to Astrex, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-2. The Registration Statement covers a maximum of 8,070,000 shares (the "Registered Shares") of Common Stock, par value $.01 per share, of the Company.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company, certificates of officers or representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion expressed herein which were not independently established or verified, we have relied upon statements, representations and warranties of officers and other representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that if and when each of the following events will have occurred:

                  (a) The Registration Statement shall have become effective and shall remain effective in accordance with its terms and undertakings;

                  (b) The provisions of applicable state securities or blue sky laws shall have been complied with; and

                  (c) The Registered Shares shall have been issued, sold and delivered in accordance with the terms of the Registration Statement,


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then the Registered Shares will, when issued in accordance with the terms of the
Registration Statement, be legally issued, validly issued, fully paid and non-assessable.

         In connection with the opinion set forth above, we have participated in conferences with officers and other representatives of the Company and representatives of the independent certified public accountants for the Company at which the contents of the Registration Statement and Prospectus and related matters were discussed. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.

         The opinion rendered above is subject to the following exceptions: (i) enforcement as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and (ii) the availability of equitable remedies is subject to the discretion before which any proceeding thereof may be brought.

         We are members of the Bar of the State of New York only and do not hold ourselves out as being conversant with, and express no opinion with respect to, the laws of any jurisdiction other than the laws of the State of New York and the United States of America and the corporate law of the State of Delaware.

         We are furnishing this opinion to the Company solely for its benefit, and this opinion is not to be used. Circulated, quoted or otherwise referred to for any other purpose.

         We consent to (i) the use of our name under "LEGAL AND OPINIONS AND EXPERTS" in the Prospectus filed as part of this Registration Statement, and
(ii) the inclusion of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                       /s/Kaufman Goldstein & Gartner, P.C.